Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy A. Bonang,
Manager of Investor Relations
(617) 796-8149
www.fivestarqualitycare.com

FIVE STAR QUALITY CARE, INC. REPORTS

RESULTS FOR THE PERIODS ENDED DECEMBER 31, 2005

____________________________________

Newton, MA (March 1, 2006). Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter and year ended December 31, 2005.

Results for the quarter ended December 31, 2005:

The loss from continuing operations was $1.1 million for the quarter ended December 31, 2005, compared to income from continuing operations of $1.5 million for the same quarter last year. Net (loss) income from continuing operations per share for the quarters ended December 31, 2005 and 2004 was $(0.06) and $0.15, respectively.

During the fourth quarter of 2005, Five Star elected to terminate one management agreement with Sunrise Senior Living (NYSE: SRZ) and recognized a related termination charge of $4.8 million. Without this charge, Five Star would have reported income from continuing operations and income per share from continuing operations in the fourth quarter of 2005 of $3.6 million and $0.18, respectively. We believe these adjusted amounts are a meaningful disclosure that may help shareholders to better understand our results of operations for the fourth quarter of 2005. (See page 6 of the Supplemental Information attached hereto for a reconciliation of these amounts.)

Results for the year ended December 31, 2005:

The loss from continuing operations was $81.2 million for the year ended December 31, 2005, compared to income from continuing operations of $5.7 million for the year ended December 31, 2004. Net (loss) income from continuing operations per share for the years ended December 31, 2005 and 2004 was $(5.46) and $0.65, respectively.

Occupancy and Average Daily Rate:

Five Star’s total occupancy for the quarter ended December 31, 2005, was 91%, compared to 89% for the same period in 2004. Occupancy for communities that Five Star has operated continuously since October 1, 2004 was 91% for the quarter ended December 31, 2005, compared to 90% for the same period in 2004.

The average daily rate for the quarter ended December 31, 2005 was $132, compared to $121 for the same period in 2004. The average daily rate for communities that Five Star has operated continuously since October 1, 2004 was $142 the quarter ended December 31, 2005, compared to $134 for same period in 2004.

Conference Call:

On Wednesday, March 1, 2006 at 1:00 p.m. Eastern Time, Evrett Benton, president and chief executive officer, and Bruce Mackey, treasurer and chief financial officer, will host a conference call to discuss the fourth quarter and year end 2005 financial results. Following the company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 810-0924. Participants calling from outside the United States and Canada should dial (913) 981-4900. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available from 4:00 p.m. on March 1, 2006 through midnight on March 7, 2006. To hear the replay, dial (719) 457-0820. The replay pass code is 2824230.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s web site at www.fivestarqualitycare.com. Participants wanting to access the webcast should visit the Company’s web site about five minutes before the call. The archived webcast will be available for replay on the company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a healthcare services company which operates senior living communities. Five Star owns and leases 153 communities with over 17,100 separate living units located in 28 states. These communities include independent living, assisted living and skilled nursing facilities. Five Star also operates four institutional pharmacies, one of which provides mail order pharmaceuticals to the general public. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information, page 1 of 6

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENT OF INCOME

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,

	2005	2004	2005	2004

Revenues:
Net revenues from residents	$ 188,916	$ 162,013	$ 724,051	$ 606,805
Pharmacy revenue	10,835	4,628	33,476	13,209

Total revenues	199,751	166,641	757,527	620,014

Operating expenses:
Wages and benefits	95,189	84,843	376,061	319,580
Other operating expenses	50,092	42,096	183,891	157,495
Pharmacy expenses	10,835	4,333	32,167	12,093
Management fee to Sunrise	4,345	5,096	21,256	19,293
Termination expense for certain Sunrise management agreements	4,750	-	86,286	-
Rent expense	25,920	22,217	99,691	83,235
General and administrative	7,714	5,264	27,775	19,635
Depreciation and amortization	1,828	796	7,114	3,372
Impairment of assets	-	-	2,333	-

Total operating expenses	200,673	164,645	836,574	614,703

Operating (loss) income	(922)	1,996	(79,047)	5,311
Interest and other income	526	96	1,543	1,666
Interest expense	(719)	(621)	(3,743)	(1,172)

(Loss) income from continuing operations before income taxes	(1,115)	1,471	(81,247)	5,805
Provision for income taxes	-	(8)	-	(120)

(Loss) income from continuing operations	(1,115)	1,463	(81,247)	5,685
Loss from discontinued operations	(1,090)	(398)	(2,912)	(2,394)

Net (loss) income	$ (2,205)	$ 1,065	$ (84,159)	$ 3,291

Weighted average shares outstanding	20,030	9,290	14,879	8,716

Basic and diluted (loss) income per share from:
Continuing operations	$ (0.06)	$ 0.15	$ (5.46)	$ 0.65
Discontinued operations	(0.05)	(0.04)	(0.20)	(0.27)

Net (loss) income per share	$ (0.11)	$ 0.11	$ (5.66)	$ 0.38

EBITDA(1):
Net (loss) income	$ (2,205)	$ 1,065	$ (84,159)	$ 3,291
Add: income taxes	-	8	-	120
Add: depreciation and amortization	1,828	796	7,114	3,372
Add: interest expense	719	621	3,743	1,172
Add: loss from discontinued operations	1,090	398	2,912	2,394
Less: interest and other income	(526)	(96)	(1,543)	(1,666)

EBITDA(1)	$ 906	$ 2,792	$ (71,993)	$ 8,683

(1)

We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be an indicative measure of our operating performance. EBITDA is also useful in measuring our ability to service debt, fund capital expenditures and expand our business. We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to similar numbers reported by other companies. However, EBITDA as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States.

Supplemental Information, page 2 of 6

FIVE STAR QUALITY CARE, INC.

SELECTED BALANCE SHEET DATA

(dollars in thousands)

	As of December 31,

	2005	2004

Assets
Current assets:
Cash and cash equivalents	$ 16,729	$ 30,942
Accounts receivable, net of reserve	46,124	36,742
Prepaid expenses and other current assets	32,027	27,974

Total current assets	94,880	95,658

Property and equipment, net	96,743	95,189
Other long term assets	37,317	32,138

Total assets	$228,940	$222,985

Liabilities and Shareholders’ Equity
Current liabilities	$89,968	$66,898
Long term liabilities	25,465	18,065
Mortgages payable, long term	44,703	42,118
Shareholders’ equity: 20,060,934 and 12,096,634 shares outstanding at December 31, 2005 and 2004, respectively	68,804	95,904

Total liabilities and shareholders’ equity	$228,940	$222,985

Supplemental Information, page 3 of 6

FIVE STAR QUALITY CARE, INC.

COMMUNITY OPERATING DATA

(dollars in thousands, except average daily rate)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004

No. of communities (end of period)	153	146	153	146
No. of living units (end of period)	17,110	16,354	17,110	16,354

Occupancy	91%	89%	90%	89%
Average daily rate (ADR)	$ 132	$121	$129	$ 114
ADR % growth	9%	--	13%	--

Percent breakdown of net revenues from residents:
Medicare	15%	17%	15%	18%
Medicaid	21%	23%	21%	24%
Private	64%	60%	64%	58%

Total	100%	100%	100%	100%

Net revenues from residents	$188,916	$162,013	$ 724,051	$ 606,805
Net revenues from residents % growth	17%	--	19%	--

Community expenses(1)	$145,281	$ 126,939	$ 559,952	$477,075
Community expenses(1) as a % of net revenues from residents	77%	78%	77%	79%

(1)	Community expenses equals wages and benefits and other operating expenses.

Supplemental Information, page 4 of 6

FIVE STAR QUALITY CARE, INC.

SAME STORE COMMUNITY OPERATING DATA

(dollars in thousands, except average daily rate)

	Three months ended		Year ended
	December 31, (1)		December 31, (2)
	2005	2004	2005	2004

No. of communities (end of period)	99	99	99	99
No. of living units (end of period)	13,710	13,710	13,710	13,710

Occupancy	91%	90%	90%	90%
Average daily rate (ADR)	$142	$134	$139	$133
ADR % growth	6%	--	5%	--

Percent breakdown of net revenues from residents:
Medicare	17%	18%	17%	18%
Medicaid	25%	25%	25%	25%
Private	58%	57%	58%	57%

Total	100%	100%	100%	100%

Net revenues from residents	$162,616	$152,350	$ 628,127	$597,142
Net revenues from residents % growth	7%	--	5%	--

Community expenses(3)	$126,993	$119,345	$491,952	$469,481
Community expenses(3) % growth	6%	--	5%	--

(1)	Communities that we operated continuously since October 1, 2004.
(2)	Communities that we operated continuously since January 1, 2004.
(3)	Community expenses equals wages and benefits and other operating expenses.

Supplemental Information, page 5 of 6

FIVE STAR QUALITY CARE, INC.

OTHER OPERATING DATA

(dollars in thousands)

	Three months ended		Year Ended
	December 31,		December 31,

	2005	2004	2005	2004

No. of Communities (1) (end of period):
Assisted living & independent living communities	102	95	102	95
Skilled nursing communities	51	51	51	51

Total no. of communities	153	146	153	146

No. of living units (end of period):
Assisted living & independent living units	10,968	10,204	10,968	10,204
Skilled nursing units	6,142	6,150	6,142	6,150

Total no. of living units	17,110	16,354	17,110	16,354

Net revenues from residents:
Assisted living & independent living communities	$119,692	$98,543	$ 462,858	$360,566
Skilled nursing communities	68,528	62,871	259,111	244,494
Other (2)	696	599	2,082	1,745

Total net revenues from residents	$188,916	$162,013	$724,051	$606,805

(1) Communities are categorized by the type of living units which constitute a majority of the total living units at each community.

(2) Other net revenues from residents relates primarily to rehabilitation and other specialty service revenues.

Supplemental Information, page 6 of 6

Reconciliation of Income for the quarter ended December 31, 2005 from Continuing Operations excluding Termination Charges to Loss from Continuing Operations (dollars in thousands, except per share data):

	For the three months ended December 31, 2005
	Amount	Per Share

Income from continuing operations excluding termination charge(1)	$ 3,635	$0.18
Termination expense for a certain Sunrise Senior Living management agreement	(4,750)

Loss from continuing operations	$ (1,115)	$(0.06)

(1)

We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the fourth quarter of 2005. This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure prescribed by accounting principles generally accepted in the United States.